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EXHIBIT 5.1

                          [Latham & Watkins Letterhead]

                                  June 15, 2000

Guitar Center, Inc.
5155 Clareton Drive
Agoura Hills, California  91301

Ladies and Gentlemen:

     This opinion is rendered in connection with the filing by Guitar Center, Inc., a Delaware corporation (the "Company"), of its Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance and sale by the Company of up to 500,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), under the Company's Amended 1997 Equity Participation Plan (the "Plan"). We have acted as special counsel to the Company in connection with the preparation of the Registration Statement.

     In our capacity as such counsel, we are familiar with the proceeding taken and to be taken by the Company in connection with the authorization, issuance, and sale of the Common Stock. In addition, we have made such legal and factual examination and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary to appropriate for the purposes of this opinion.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof, based on the foregoing and the proceedings to be taken by the Company as referred to above, we are of the opinion that the Shares have been duly authorized, and upon the exercise of options granted pursuant to the Plan and the issuance and sales of the Shares, each in the manner contemplated by the Registration Statement, and each in accordance with the terms of the Plan, and upon the issuance of Shares any payment therefor of legal consideration in excess of the aggregate par value per share of the Shares issued, such Shares will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Latham & Watkins


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